Exhibit 12.1

                        CHARTWELL RE HOLDINGS CORPORATION
                     CHARTWELL RE CORPORATION (PREDECESSOR)
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)

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
                                                      CHARTWELL RE CORPORATION (PREDECESSOR)
                                               --------------------------------------
                                                      Year ended December 31,
                                           ----------------------------------------------
                                             1996     1995     1994      1993     1992
Earnings Before Fixed Charges:
Income (loss) from continuing operations
   before income taxes ..................  $31,706  $ 8,939  $(5,120)  $ 6,763  $(14,016)
Interest and debt expense ...............    7,367    7,734    6,580     4,662     3,545
Interest portion of rental expense ......      462      244      224       182       169
                                           -------  -------  -------   -------  --------
Earnings before fixed charges ...........  $39,535  $16,917  $ 1,684   $11,607  $(10,302)
                                           =======  =======  =======   =======  ========

Fixed Charges:
Interest and debt expense ...............  $ 7,367  $ 7,734  $ 6,580   $ 4,662  $  3,545
Interest portion of rental expense ......      462      244      224       182       169
                                           -------  -------  -------   -------  --------
Fixed charges ...........................  $ 7,829  $ 7,978  $ 6,804   $ 4,844  $  3,714
                                           =======  =======  =======   =======  ========

Ratio of earnings to fixed charges ......    5.05x    2.12x    0.25x     2.40x      --
                                           =======  =======  =======   =======  ========

Deficiency of earnings available to cover
   fixed charges ........................     --       --       --        --    $ 14,016
                                           =======  =======  =======   =======  ========
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